UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   December 6, 2010

TRIPLE DRAGON ACQUISITION CORP.
(Exact name of registrant as specified in Charter)

Nevada	000-54029	27-2236450
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

100 Vaughan Street
Portland, Maine, 04102
 (Address of Principal Executive Offices)

(207) 653-2260
 (Issuer Telephone number)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 6, 2010, Triple Dragon Acquisition Corp. (“we,” “us,” or the “Company”) entered into a definitive letter of intent (“Letter of Intent”) with Henan Xintian Real Estate Co., Ltd., a company organized under the laws of the People’s Republic of China (“Xintian”). Pursuant to the Letter of Intent, Xintian shall appoint the Company as its exclusive shell provider (“Exclusive Shell Provider”) in assisting Xintian or its affiliates in going public in the United States. Services to be provided by the Company shall include identifying a Form 10 shell company for Xintian, assisting with the reverse merger between Xintian and the Form 10 shell company, and financing for the post-merger entities. In exchange, Xintian agrees to reimburse the Company for the travel and hotel expenses incurred in performing its duties under the Letter of Intent.

A copy of this Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the transactions contemplated herein does not purport to be complete and is qualified in its entirety by reference to the full text of the document filed as the exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

          (a) Not applicable

          (b) Not applicable

          (c) Not applicable

          (d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Definitive Letter of Intent by and between Henan Xintian Real Estate Co., Ltd. and Triple Dragon Acquisition Corp. dated December 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE DRAGON ACQUISITION CORP.

Date: December 10, 2010	By:	/s/ Samuel May
Samuel May President, Chief Executive Officer and Chief Financial Officer